Exhibit(j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 73 to the Registration Statement on Form N-1A of Fidelity Rutland Square Trust II: Strategic Advisers Value Fund, Strategic Advisers Core Fund, Strategic Advisers Growth Fund and Strategic Advisers Growth Multi-Manager Fund of our reports dated July 16, 2018; Strategic Advisers Core Multi-Manager Fund of our report dated July 17, 2018; Strategic Advisers Tax-Sensitive Short Duration Fund and Strategic Advisers U.S. Total Stock Fund of our reports dated July 18, 2018; Strategic Advisers Short Duration Fund of our report dated July 19, 2018; and Strategic Advisers Value Multi-Manager Fund of our report dated July 20, 2018, relating to the financial statements and financial highlights included in the May 31, 2018 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP Boston, Massachusetts July 24, 2018